                                                                    Exhibit 10.4



================================================================================



                              HEWITT ASSOCIATES LLC



                                   $50,000,000



                       7.45% Senior Notes due May 30, 2008



                                 ______________

                             NOTE PURCHASE AGREEMENT

                                 ______________



                                Dated May 1, 1996



================================================================================

                               TABLE OF CONTENTS

Section                                                                                      Page
-------                                                                                      ----
1.     AUTHORIZATION OF NOTES.........................................................        1

2.     SALE AND PURCHASE OF NOTES.....................................................        1

3.     CLOSING........................................................................        1

4.     CONDITIONS TO CLOSING..........................................................        2
       4.1.    Representations and Warranties.........................................        2
       4.2.    Performance; No Default................................................        2
       4.3.    Compliance Certificates................................................        2
       4.4.    Opinions of Counsel....................................................        3
       4.5.    Purchase Permitted By Applicable Law, etc..............................        3
       4.6.    Sale of Other Notes....................................................        3
       4.7.    Payment of Special Counsel Fees........................................        3
       4.8.    Private Placement Number...............................................        3
       4.9.    Changes in Organizational Structure....................................        3
       4.10.   Bank Agreements........................................................        4
       4.11.   Proceedings and Documents..............................................        4

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................        4
       5.1.    Organization; Power and Authority......................................        4
       5.2.    Authorization, etc.....................................................        4
       5.3.    Disclosure.............................................................        5
       5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.......        5
       5.5.    Financial Statements...................................................        6
       5.6.    Compliance with Laws, Other Instruments, etc...........................        6
       5.7.    Governmental Authorizations, etc.......................................        6
       5.8.    Litigation; Observance of Agreements, Statutes and Orders..............        7
       5.9.    Taxes..................................................................        7
       5.10.   Title to Property; Leases..............................................        7
       5.11.   Licenses, Permits, etc.................................................        7
       5.12.   Compliance with ERISA..................................................        8
       5.13.   Private Offering by the Company........................................        9
       5.14.   Use of Proceeds; Margin Regulations....................................        9
       5.15.   Existing Indebtedness; Future Liens....................................       10
       5.16.   Foreign Assets Control Regulations, etc................................       10
       5.17.   Status under Certain Statutes..........................................       10
       5.18.   Environmental Matters..................................................       10

6.     REPRESENTATIONS OF THE PURCHASER...............................................       11
       6.1.    Purchase for Investment................................................       11
       6.2.    Source of Funds........................................................       11

                               TABLE OF CONTENTS
                                   (continued

Section                                                                                     Page
-------                                                                                     ----
7.    INFORMATION AS TO COMPANY.......................................................       13
      7.1.     Financial and Business Information.....................................       13
      7.2.     Officer's Certificate..................................................       16
      7.3.     Inspection.............................................................       16

8.    PREPAYMENT OF THE NOTES.........................................................       17
      8.1.     Required Prepayments...................................................       17
      8.2.     Optional Prepayments with Make-Whole Amount............................       17
      8.3.     Allocation of Partial Prepayments......................................       17
      8.4.     Maturity; Surrender, etc...............................................       18
      8.5.     Purchase of Notes......................................................       18
      8.6.     Make-Whole Amount......................................................       18

9.    AFFIRMATIVE COVENANTS...........................................................       19
      9.1.     Compliance with Law....................................................       20
      9.2.     Insurance..............................................................       20
      9.3.     Maintenance of Properties..............................................       20
      9.4.     Payment of Taxes and Claims............................................       20
      9.5.     Existence, etc.........................................................       21

10.   NEGATIVE COVENANTS..............................................................       21
      10.1.    Transactions with Affiliates...........................................       21
      10.2.    Merger, Consolidation, etc.............................................       21
      10.3.    Consolidated Net Capital...............................................       22
      10.4.    Funded Indebtedness....................................................       22
      10.5.    Current Indebtedness...................................................       23
      10.6.    Indebtedness of Restricted Subsidiaries................................       23
      10.7.    Liens..................................................................       23
      10.8.    Sale of Assets.........................................................       24
      10.9.    Restricted Subsidiary Stock............................................       25
      10.10.   Distributions..........................................................       26
      10.11.   Amendments to Articles of Organization and Operating Agreement.........       26
      10.12.   Change in Business.....................................................       26

11.   EVENTS OF DEFAULT...............................................................       26

12.   REMEDIES ON DEFAULT, ETC........................................................       28
      12.1.    Acceleration...........................................................       28
      12.2.    Other Remedies.........................................................       29
      12.3.    Rescission.............................................................       29
      12.4.    No Waivers or Election of Remedies, Expenses, etc......................       30

                               TABLE OF CONTENTS
                                   (continued

Section                                                                                     Page
-------                                                                                     ----
13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..................................        30
      13.1.    Registration of Notes.................................................        30
      13.2.    Transfer and Exchange of Notes........................................        30
      13.3.    Replacement of Notes..................................................        31

14.   PAYMENTS ON NOTES..............................................................        31
      14.1.    Place of Payment......................................................        31
      14.2.    Home Office Payment...................................................        31

15.   EXPENSES, ETC..................................................................        32
      15.1.    Transaction Expenses..................................................        32
      15.2.    Survival..............................................................        32

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...................        32

17.   AMENDMENT AND WAIVER...........................................................        33
      17.1.    Requirements..........................................................        33
      17.2.    Solicitation of Holders of Notes......................................        33
      17.3.    Binding Effect, etc...................................................        34
      17.4.    Notes held by Company, etc............................................        34

18.   NOTICES........................................................................        34

19.   REPRODUCTION OF DOCUMENTS......................................................        34

20.   CONFIDENTIAL INFORMATION.......................................................        35

21.   SUBSTITUTION OF PURCHASER......................................................        36

22.   MISCELLANEOUS..................................................................        36
      22.1.    Successors and Assigns................................................        36
      22.2.    Payments Due on Non-Business Days.....................................        36
      22.3.    Severability..........................................................        37
      22.4.    Construction..........................................................        37
      22.5.    Counterparts..........................................................        37
      22.6.    Governing Law.........................................................        37

SCHEDULE A          --       INFORMATION RELATING TO PURCHASERS

SCHEDULE B          --       DEFINED TERMS

SCHEDULE C          --       EXISTING INVESTMENTS

SCHEDULE 4.9        --       Changes in Corporate Structure

                                TABLE OF CONTENTS
                                   (continued

Section                                                                                     Page
-------                                                                                     ----
SCHEDULE 5.3        --     Disclosure Materials

SCHEDULE 5.4        --     Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5        --     Financial Statements

SCHEDULE 5.8        --     Certain Litigation

SCHEDULE 5.11       --     Patents, etc.

SCHEDULE 5.14       --     Use of Proceeds

SCHEDULE 5.15       --     Existing Indebtedness

SCHEDULE 10.7       --     Liens

EXHIBIT 1           --     Form of 7.45% Senior Note due May 30, 2008

EXHIBIT 4.4         --     Form of Legal Opinions

                              HEWITT ASSOCIATES LLC
                                100 Half Day Road
                          Lincolnshire, Illinois 60069

                       7.45% Senior Note due May 30, 2008

                                                                     May 1, 1996

TO EACH OF THE PURCHASERS LISTED IN
        THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

             HEWITT ASSOCIATES LLC, a limited liability company organized under the laws of Illinois (the "Company"), agrees with you as follows:

1.      AUTHORIZATION OF NOTES.

             The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.45% Senior Notes due May 30, 2008 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.      SALE AND PURCHASE OF NOTES.

             Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. You are referred to herein as a "Purchaser" and, together with the other purchasers named in Schedule A hereto, as the "Purchasers." Your obligation hereunder and the obligations of the other Purchasers are several and not joint obligations and you shall have no obligation hereunder and no liability to any Person for the performance or non-performance by any other Purchaser thereunder.

3.      CLOSING.

             The sale and purchase of the Notes to be purchased by you and the other Purchasers shall occur at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610, at 10:00 a.m., Central Standard time, at a closing (the "Closing") on May 30, 1996 or on such other Business Day thereafter on or prior to June 10, 1996 as may be agreed upon by the Company and you and the other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 287 360 2 at Harris Trust and Savings Bank, 111 W. Monroe Street, P.O. Box 755, Chicago, IL 60690-0755, ABA #071000288. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

             Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.    Representations and Warranties.

             The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.    Performance; No Default.

             The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to ,or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.10 hereof had the Sections 10.1 through 10. 10 applied since such date.

4.3.    Compliance Certificates.

        (a)  Officer's Certificate. The Company shall have delivered to you an
             ---------------------
Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b)  Secretary's Certificate. The Company shall have delivered to you a
             -----------------------
certificate certifying as to the resolutions attached thereto and other organizational proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.    Opinions of Counsel.

             You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from C. Lawrence Connolly III, Esq., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (12) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.    Purchase Permitted By Applicable Law, etc.

             On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions permitting limited investments by insurance companies without restriction as to the character of the particular investment, not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (ii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.    Sale of Other Notes.

             Contemporaneously with the Closing the Company shall sell to the other Purchasers and the other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.    Payment of Special Counsel Fees.

             Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.    Private Placement Number.

             A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.    Changes in Organizational Structure.

             Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of formation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

4.10.   Bank Agreements.

             On or prior to the Closing Date, the Company shall have entered into a $100,000,000 Revolving and Term Credit Agreement with its bank lenders in substantially the form provided by the Company to the Purchasers.

4.11.   Proceedings and Documents.

             All authorization and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to -such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

             The Company represents and warrants to you that:

5.1.    Organization; Power and Authority.

             The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.    Authorization, etc.

             This Agreement and the Notes have been duly authorized by all necessary action on the part of the Company as required by the Operating Agreement and the Company's articles of organization, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     Disclosure.

              The Company, through its agent, BA Securities Inc., has delivered to you and each other Purchaser a copy of a Private Placement Memorandum, dated April, 1996 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 30, 1995, there has been no change in the financial condition, operations, business, properties or prospects- of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's Managers and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5. Financial Statements.

             The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in any notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6. Compliance with Laws, Other Instruments, etc.

             The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, operating agreement, articles of organization, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. The Company is not in default or in violation of any Material term or provision of its Operating Agreement.

5.7. Governmental Authorizations, etc.

             No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.   Litigation; Observance of Agreements, Statutes and Orders.

       (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   Taxes.

             The Company and its Subsidiaries have filed all Tax Returns that are required to have been filed in any jurisdiction and sent all Tax Returns to any party as required under applicable law or regulation, and have paid all Taxes shown to be due and payable on such returns and all other Taxes to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any Tax that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes for all fiscal periods are adequate. The Company is properly treated as a partnership for, and is not taxable as, a corporation for Federal income tax purposes.

5.10.  Title to Property; Leases.

             The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

             Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. Compliance with ERISA.

      (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $500,000 in the case of any single Plan and by more than $500,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial

Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries does not exceed $1,600,000.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

      (f) All Foreign Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

5.13. Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with more than 30 Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

5.14. Use of Proceeds; Margin Regulations.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company, as of the date of Closing, owns no margin stock and the Company does not have any present intention that margin stock will constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15. Existing Indebtedness; Future Liens.

      (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of Closing. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.7.

5.16. Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. Status under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940 (except with respect to certain investment advisory services performed by the Company), as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

              (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     Purchase for Investment.

              You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property
                      --------
shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     Source of Funds.

              You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

              (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan! s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (j) the identity of such QPAM and (1j) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d)   the Source is a governmental plan;

     (e) or the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

     (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA;

     (g) if you are an insurance company and the Source includes assets of your general account, the acquisition of the Notes by the Purchaser is exempt under PTE 95-60 (issued July 12, 1995); or

     (h) if you are an insurance company, the source of funds from which your investment is to be made is a general account of an insurance company, and the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance approved by the National Association of Insurance Commissioners (the "NAIC annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60) or by the same employee organization (as defined by the NAIC annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company

       (for purposes of the percentage limitation in this clause (h), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of a plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis).

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   Financial and Business Information.

               The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a)  Quarterly Statements -- within 60 days after the end of each
                    --------------------
       quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statements of income, expenses, cash flows and, if prepared by the Company in connection with its quarterly financial statements, statements of changes in capital of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

               (b)  Annual Statements of the Company -- within 90 days after
                    --------------------------------
       the end of each fiscal year of the Company, duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                    (ii) consolidated statements of income, expenses, cash flows and, if prepared by the Company in connection with its annual audited financial statements, statements of changes in capital of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                         (A) by an opinion thereon of independent certified
                    public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                         (B) a certificate of such accountants stating that they
                    have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

                    (c)  SEC and Other Reports -- if applicable, promptly upon
                         ---------------------
               their becoming available, one copy of any of the following which are publicly available: (j) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ji) each regular or periodic report (other than reports arising from the Company's investment advisory and transfer agency services), each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                    (d)  Notice of Default or Event of Default - 7 promptly,
                         -------------------------------------
               and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                    (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                         (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                         (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                         (iii) any event, transaction or condition that could
                    result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                    (f)  Notices from Governmental Authority -- promptly, and in
                         -----------------------------------
               any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                    (g)  Restricted Subsidiary Status -- promptly, and in any
                         ----------------------------
               event within ten days of the occurrence thereof, the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; and

                    (h)  Requested Information-- with reasonable promptness,
                         ---------------------
               such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   Officer's Certificate.

             Each set of financial statements delivered to a holder of Notes pursuant to Section (a) or Section (b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

             (a) Covenant Compliance -- the information (including detailed
                 -------------------
       calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

             (b) Event of Default -- a statement that such officer has reviewed
                 ----------------
       the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   Inspection.

             The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

             (a) No Default -- if no Default or Event of Default then exists, at
                 ----------
       the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

             (b) Default -- if a Default or Event of Default then exists, at the
                 -------
       expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES

8.1. Required Prepayments.

                  On May 30, 2004 and on each May 30 thereafter to and including May 30, 2007, the Company will prepay $ 10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2. Optional Prepayments with Make-Whole Amount.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 or integral multiples of $100,000 in excess thereof (or such lesser amount as shall then be outstanding) in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest on such principal amount accrued to the prepayment date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Allocation of Partial Prepayments.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     Maturity; Surrender, etc.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     Purchase of Notes.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     Make-Whole Amount.

                  The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12. 1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (j) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Page "USD" of the Bloomberg Financial Markets Service (or such other display as may replace Page "USD" of the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (.a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (.a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (h) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12. 1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12. 1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     Compliance with Law.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     Insurance.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     Maintenance of Properties.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provide that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     Payment of Taxes and Claims.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided
                                                                        --------
that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   Existence, etc.

             The Company will at all times preserve and keep in full force and effect its existence as a limited liability company. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.    NEGATIVE COVENANTS.

             The Company covenants that so long as any of the Notes are outstanding:

10.1.  Transactions with Affiliates.

             The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Wholly-Owned Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.  Merger, Consolidation, etc.

             The Company shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any other Person, except that:

             (a) The Company may consolidate with or merge with or into any Person, or convey, transfer or lease substantially all of the assets of the Company as an entirety to any Person provided that immediately after giving effect thereto,

                 (i) the Company is the successor Person or, if the Company is not the successor Person, the successor Person is a Person organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes and this Agreement (pursuant to such agreements and instruments reasonably satisfactory to the Required Holders), and the successor Person shall furnish to the holders of the Notes an opinion of nationally recognized independent counsel in form and substance satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the successor Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

                 (ii) immediately after giving effect to such transaction, there shall exist no Event of Default or Default; and

                 (iii) immediately after giving effect to such transaction, the
             Company or such successor Person could incur at least $1.00 of additional Funded Indebtedness pursuant to Section 10.4(c).

             (b) any Restricted Subsidiary may (i) consolidate with or merge into the Company or any Wholly-Owned Restricted Subsidiary or (ii) convey, transfer or lease substantially all of its assets to the Company or to any Wholly-Owned Restricted Subsidiary, provided in each such instance there shall exist no Event of Default or Default.

10.3.  Consolidated Net Capital.

             The Company will not at any time permit its Consolidated Net Capital to be less than the sum of (a) $85,000,000 plus (b) the cumulative sum of 10% (without deduction for any loss) of its Consolidated Net Income for the six-month period ending September 30, 1996 and for each fiscal year thereafter.

10.4.  Funded Indebtedness.

             The Company will not, nor shall it permit any Restricted Subsidiary to, at any time create, assume, incur, guarantee or otherwise become liable, directly or indirectly, for any Funded Indebtedness other than:

             (a) The Notes and all existing Funded Indebtedness described in
       Schedule 5.15;

             (b) Funded Indebtedness of a Restricted Subsidiary owed to the Company or to any Wholly-Owned Restricted Subsidiary;

             (c) Funded Indebtedness if, after giving effect to the incurrence of such Funded Indebtedness and to the application of proceeds thereof, Consolidated Funded Indebtedness would not exceed (i) 60% of Total Capitalization as of the end of the most recent fiscal quarter ending within the period commencing with the date of Closing and ending September 29, 1998 and (ii) 55% of Total Capitalization as of the end of the most recent fiscal quarter ending after September 29, 1998.

10.5.  Current Indebtedness.

             The Company will not, and will not permit any Restricted Subsidiary to, have, at any time, any Current Indebtedness outstanding unless, during the twelve month period immediately preceding, there shall have been a period of 30 consecutive days during which the sum of (a) outstanding Current Indebtedness (if Current Indebtedness were categorized as Funded Indebtedness) plus (b) outstanding Funded Indebtedness could have been incurred as Consolidated Funded Indebtedness pursuant to Section 10.4(c).

10.6.  Indebtedness of Restricted Subsidiaries.

             The Company shall not permit any Restricted Subsidiary at any time to create, assume, incur, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness, except:

             (a) Indebtedness owed to the Company or to any Wholly-Owned Restricted Subsidiary; and

             (b) Subject to compliance with Section 10.4(c), Indebtedness which, when added to aggregate outstanding Indebtedness incurred pursuant to
       Section 10.7(i), shall not at any time exceed 25% of Consolidated Net Capital determined as of the end of the Company's most recently ended fiscal quarter.

10.7.  Liens.

             The Company will not, and will not pen-nit any Restricted Subsidiary to, create, assume or incur, or suffer to be incurred or assumed or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

             (a) Liens existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.7 to this Agreement;

             (b) Liens for taxes, assessments or governmental charges the payment of which is not required under Section 9.4;

             (c) Liens created by or resulting from any litigation or legal proceedings which are being contested in good faith by appropriate legal proceedings and adequate reserves are maintained with respect thereto in accordance with GAAP, unless the judgment that such Liens secure shall not have been stayed, bonded or discharged within 60 days;

             (d) Construction or materialmen's or mechanic's Liens securing obligations not overdue or, if overdue, are being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with GAAP;

             (e) Liens in connection with worker's compensation, social security taxes or similar charges arising in the ordinary course of business and not incurred in connection with the borrowing of money;

             (f) Liens securing Indebtedness owed by any Restricted Subsidiary to the Company or by the Company to any Wholly-Owned Restricted Subsidiary or by any Restricted Subsidiary to any Wholly-Owned Restricted Subsidiary;

             (g) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on the use of real property on the date of the acquisition thereof and statutory Liens of landlords, which in any case do not materially detract from the value of such property or impair the Company's use thereof;

             (h) (A) any Lien on fixed assets to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price created contemporaneously with, or within 90 days after, such acquisition, provided that, (i) any Liens incurred
                                     --------
       pursuant to this clause (h) shall not (A) exceed 100% of the lesser of cost or fair market value (as determined by the Managers of the Company) of the related property at the time of the occurrence of the transactions described above in this clause (h) or (B) extend to any other property of the Company or any Restricted Subsidiary other than the fixed assets acquired pursuant to this clause (h) and (ii) such Indebtedness could be incurred pursuant to Section 10.4(c); and

             (i) Liens which secure Indebtedness and which are not permitted by
       (a) through (h) above; provided that, after giving effect to the
                              --------
       incurrence of such Indebtedness and the application of proceeds thereof,
       (A) the requirements of Section 10.4(c) shall have been met and (B) Indebtedness incurred under this Section 10.7(i), when added to outstanding Indebtedness of Restricted Subsidiaries permitted by Section 10.6(b) will not exceed 25% of Consolidated Net Capital determined as of the end of the Company's most recently ended fiscal quarter.

10.8.  Sale of Assets.

             Except as permitted by Section 10.2, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, including the disposition of the stock of any Restricted Subsidiary (except as permitted by Section 10.9(a) and Section 10.9(b)(i) and
(ii)) and including any Sale and

Lease-Back Transaction (collectively, a "Disposition"), in one or a series of transactions, other than in the ordinary course of business, to any Person, other than the Company or a Wholly-Owned Restricted Subsidiary if immediately preceding such Disposition and after giving effect to such Disposition during any fiscal year of the Company the aggregate book value of all such Dispositions during such fiscal year, would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided, however, that the Company may, and may permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets in excess of the percentage specified above:

        (a) if the cash proceeds therefrom are (i) utilized within 180 days after such Disposition to purchase productive assets of at least equivalent value or (ii) used to prepay Consolidated Funded Indebtedness (except Subordinated Indebtedness), including the Notes, on a pro rata basis, subject to the prepayment requirements and at the price set forth in Section 8.2 (provided, however, that any holder of the Notes may, at its sole discretion, decline to have its Notes so prepaid); or

        (b) if the Disposition is a Sale and Leaseback Transaction in which the Company or any Restricted Subsidiary sells property and leases the same property within 180 days of such sale; provided that, (i) the cash proceeds therefrom are utilized within 180 days after such Disposition to purchase productive assets of equivalent value and (ii) after giving effect to such Sale and Leaseback Transaction, no Default or Event of Default shall have occurred.

10.9. Restricted Subsidiary Stock.

        (a) The Company will not permit any Restricted Subsidiary to issue shares of its capital stock to any Person other than (i) the Company, (ii) any Wholly-Owned Restricted Subsidiary, (iii) management or employees of the Company or any Wholly-Owned Restricted Subsidiary or any Foreign Restricted Subsidiary or (iv) in connection with the issuance of director's qualifying shares with respect to Foreign Restricted Subsidiaries; provided, however, that (A) after
                                            --------
giving effect to such stock issuance pursuant to the foregoing clause (iii), no Default or Event of Default shall have occurred and (B) the Managers of the Company shall have determined that such stock issuance is in the best interest of the Company.

        (b) The Company will not sell, transfer or otherwise dispose of any capital stock or other equity or partnership interest (the "Interests") in any Restricted Subsidiary to any Person other than to (i) any Wholly-Owned Restricted Subsidiary, (ii) management or employees of the Company or any Wholly-Owned Restricted Subsidiary or any Foreign Restricted Subsidiary or (iii) in connection with the issuance of director's qualifying shares with respect to Foreign Restricted Subsidiaries; provided, however, that (A) after giving effect
                                 --------
to such disposition pursuant to the foregoing clause (ii), no Default or Event of Default shall have occurred and (B) the Managers of the Company shall have determined that such disposition is in the best interest of the Company, and provided, further, that the Company may sell, transfer or otherwise dispose of
--------  -------
Interests other than as provided in clauses (i) and (ii) of this paragraph (b) if (A) the Interests are valued at book value determined as the date of such disposition, and such disposition is permitted by Section 10.8; (B) all Interests held by the Company in any Restricted Subsidiary shall be transferred in connection with such disposition;
(C) following such disposition, neither the Company nor any Restricted Subsidiary shall own any Interests in such former Restricted Subsidiary or be owed any Indebtedness by such former Restricted Subsidiary; and (D) immediately after giving effect to such disposition (y) the Company could incur $ 1. 00 of additional Funded Indebtedness pursuant to Section 10.4(c) and (z) no Default or Event of Default shall have occurred.

10.10. Distributions.

           The Company will not, and will not permit any Restricted Subsidiary to, during any fiscal year, declare or pay any distributions to any of its owners if at the time of any such distribution a Default or Event of Default shall have occurred and be continuing hereunder or would occur as a result thereof.

10.11. Amendments to Articles of Organization and Operating Agreement.

           The Company shall not amend or modify its Articles of Organization or Operating Agreement in any manner which might materially and adversely affect the rights of any holders of the Notes (it being agreed that amendments for the purpose of admitting additional members, or reflecting deaths, retirements, resignations, withdrawals or removals of members will not be deemed to have such an adverse effect and amendments permitting members to incorporate and such corporations to become members of the Company shall not be deemed to have such an adverse effect).

10.12. Change in Business.

           Neither the Company nor any Restricted Subsidiary will engage in any business as a result of which the general nature of the business, taken as a whole, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of such business on the date hereof.

11.    EVENTS OF DEFAULT.

           An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c) the Company defaults in the performance of or compliance with any term contained in Sections 10. 1 through 10. 12; or

            (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (j) a Responsible Officer obtaining actual knowledge of such default and (ji) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $ 10,000,000 or of any mortgage, indenture or other agreement relating thereto beyond any period of grace provided with respect to such default, or (1) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (2j) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

            (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

            (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 110), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

12.   REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

            (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

             (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

             (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

             Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  Other Remedies.

             If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

             At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered
                                    -
for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

             No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

             The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

             Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereto in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of
--------
its entire holding of Notes, one Note may be in a denomination of less than $ 100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6. 1.

13.3.  Replacement of Notes.

             Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

             (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note
                                      --------
       is, or is a nominee for, an original Purchaser or another Institutional
       Holder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

             (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  Place of Payment.

             Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the addresses of the Purchasers set forth in Schedule A hereto. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

             So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  Transaction Expenses.

             Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or
             -
determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses,
                                              -
including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  Survival.

             The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

             All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  Requirements.

            This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the
                               -
provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of
              -
the holder of each Note at the time outstanding affected thereby, (i) subject to
                                                                   -
the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal
                                  --
amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or
                         ---
20.

17.2.  Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes
                ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or
                -------
cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. Binding Effect, etc.

            Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, etc.

            Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.   NOTICES.

            All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a
                  -
confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt
                       -
requested (postage prepaid), or (c) by a recognized overnight delivery service
                                 -
(with charges prepaid). Any such notice must be sent:

            (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the General Counsel, or at such other address as the Company shall have specified to the holder of each
      Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.   REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter
                     -
be executed,

(b) documents received by you at the Closing (except the Notes themselves), and
 -
(c) financial statements, certificates and other information previously or
 -
hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.   CONFIDENTIAL INFORMATION.

            For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that
                                                                  --------
such term does not include information that (a) was publicly known or otherwise
                                             -
known to you prior to the time of such disclosure, (b) subsequently becomes
                                                    -
publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the
         -
Company or any Subsidiary or (d) constitutes financial statements delivered to
                              -
you under Section 7.1 that are otherwise publicly available. For purposes of this Section 20, "Confidential Information" shall include the Placement Memorandum and all financial statements delivered by the Company pursuant to
Section 7.1(a) and (b) of this Agreement. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i)
     --------                                                               -
your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii)
                                                                            ---
any other holder of any Note, (iv) any Institutional Investor to which you sell
                               --
or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person
                                                                -
from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state
                                              --
regulatory authority having jurisdiction over you, (vii) the National
                                                    ---
Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or
                              ----
disclosure may be necessary or appropriate (w) to
                                            -
effect compliance with any law, rule, regulation or order applicable to you, (x)
                                                                              -
in response to any subpoena or other legal process, (y) in connection with any
                                                     -
litigation to which you are a party or (z) if an Event of Default has occurred
                                        -
and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.   SUBSTITUTION OF PURCHASER.

            You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.   MISCELLANEOUS.

22.1. Successors and Assigns.

            All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. Payments Due on Non-Business Days.

            Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  Severability.

             Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  Construction.

             Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  Counterparts.

             This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.  Governing Law.

             This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

             If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            HEWITT ASSOCIATES LLC


                                            By /s/ John M. Ryan
                                               ---------------------------------
                                            Title: Chief Administrative Officer

The foregoing is hereby agreed to
as of the date thereof.

ALLSTATE LIFE INSURANCE COMPANY


By:_______________________________


By: /s/ Steven M. Laude
    ------------------------------
        Authorized Signatories

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact

By: /s/ David C. Patrick
    -----------------------------------------------



AMERICAN STATES LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



ALLIED LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



SONS OF NORWAY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------

LINCOLN-SECURITY LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



SECURITY-CONNECTICUT LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



LONDON LIFE INTERNATIONAL REINSURANCE CORPORATION
By:     Lincoln Investment Management, Inc.,
        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------



TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
By:     Lincoln Investment Management, Inc.,

        Its Attorney-In-Fact



By: /s/ David C. Patrick
    -----------------------------------------------

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
By:     MIMLIC Asset Management Company



By: /s/ Loren Haugland, Vice President
    ---------------------------------------------



MUTUAL TRUST LIFE INSURANCE COMPANY
By:     MIMLIC Asset Management Company



By: /s/ Loren Haugland, Vice President
    ---------------------------------------------



PROTECTED HOME MUTUAL LIFE INSURANCE COMPANY
By:     MIMLIC Asset Management Company



By: /s/ Loren Haugland, Vice President
    ---------------------------------------------



GUARANTEE RESERVE LIFE INSURANCE COMPANY
By:     MIMLIC Asset Management Company



By: /s/ Loren Haugland, Vice President
    ---------------------------------------------